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                                                                    EXHIBIT 23.2
                                                                    ------------


                        CONSENT OF KPMG PEAT MARWICK LLP



The Board of Directors
Bradley Real Estate, Inc.:


         We consent to the use of our report dated January 24, 1997, except as to Note 10 which is dated as of March 13, 1997, on the consolidated financial statements and schedule of Bradley Real Estate, Inc. as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, incorporated by reference herein, in this Registration Statement on Form S-8.



                                             /s/ KPMG PEAT MARWICK LLP



Chicago, Illinois
July 2, 1997